Exhibit 99.2

American Oriental Bioengineering Announces
US$20 Million Share Repurchase Program

New York, March 21, 2011 – American Oriental Bioengineering, Inc. (NYSE: AOB), (the “Company” or “AOBO”), a pharmaceutical company dedicated to improving health through the development, manufacture and commercialization of a broad range of prescription and over the counter (“OTC”) products, announced at its 2010 earnings conference call, held on March 15, 2011, that its board of directors authorized a share buyback program for the repurchase of up to $20 million of the Company's outstanding common stock over the next two years.

Purchases under this program may be made, from time to time, in the open market, privately negotiated transactions, block trades, and accelerated stock repurchase transactions or otherwise, as determined by the Company and will be funded from available working capital. The number of shares to be purchased and the timing of purchases will be based on several factors, including the price of the Company’s stock, general business and market conditions and other investment opportunities.  The Company believes the program should enhance shareholder value over time.

As of March 21, 2011 the Company had 78,598,604 shares of common stock outstanding.

About American Oriental Bioengineering, Inc.

American Oriental Bioengineering, Inc. is a pharmaceutical company dedicated to improving health through the development, manufacture and commercialization of a broad range of prescription and over the counter products.

Safe Harbor Statement

Statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.  Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements.  The economic, competitive, governmental, technological and other factors identified in the Company's filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2010, may cause actual results or events to differ materially from those described in the forward looking statements in this press release.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.

Contact:
ICR, LLC
Christine Duan or Ashley M. Ammon
203-682-8200